Exhibit 10.1

WAIVER AND FOURTH AMENDMENT

TO REVOLVING CREDIT AGREEMENT

This Waiver and Fourth Amendment, dated as of February 9, 2007 (this “Waiver and Amendment”), is executed and delivered by D 56, INC., a Minnesota corporation (“D 56”), LENOX RETAIL, INC., a Minnesota corporation (“Lenox Retail”), LENOX, INCORPORATED, a New Jersey corporation (“Lenox” and, together with D 56 and Lenox Retail, “Borrowers” and each individually, a “Borrower”), the Revolving Lenders party hereto and UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, Borrowers, the financial institutions party thereto as lenders (the “Revolving Lenders”) and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of September 1, 2005, as amended by that certain First Amendment thereto, dated as of December 29, 2005, by that certain Second Amendment thereto, dated as of January 23, 2006, and by that certain Third Amendment thereto, dated as of April 27, 2006 (as such agreement may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have informed Administrative Agent and Revolving Lenders that the following Events of Default (the “Specified Events of Default”) have occurred and are continuing: (i) failure to achieve the maximum Leverage Ratio pursuant to Section 6.08(a) of the Credit Agreement for the Test Period ended December 31, 2006 and (ii) failure to achieve the minimum Interest Coverage Ratio pursuant to Section 6.08(b) of the Credit Agreement for the Test Period ended December 31, 2006;

WHEREAS, Administrative Agent and Revolving Lenders are willing to waive the Specified Events of Default as and to the extent set forth in this Waiver and Amendment and subject to the terms and conditions set forth herein;

WHEREAS, this document shall constitute a Loan Document and these Recitals shall be construed as part of this Waiver and Amendment;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Waiver and Amendment shall have the same meanings ascribed to them in the Credit Agreement.

2.             Limited Waiver. Administrative Agent and Revolving Lenders hereby waive the Specified Events of Default solely for the time period ending on April 30, 2007 (the “Waiver Termination Date”). On the earlier of the Waiver Termination Date or the occurrence of any other Event of Default under the Credit Agreement, the foregoing waiver shall automatically terminate and the Specified Events of Default shall then be existing and continuing Events of Default under the Credit Agreement entitling the Administrative Agent and Revolving Loan Lenders to exercise all rights and remedies with respect thereto as though such waiver had never been in effect.

3.	Amendments.

3.1.         Section 5.01(h) of the Credit Agreement is amended by deleting the words “Not later than the first day of each fiscal year” and inserting in place thereof, the following words at the beginning of such section: “With respect to the fiscal year 2007, not later than March 15, 2007, and with respect to each fiscal year thereafter, not later than 60 days after the first day of each such fiscal year”.

3.2.         The following is inserted as a new Section 6.08(d) to the Credit Agreement:

“(d) Minimum Borrowing Availability. Permit Borrowing Availability to be less than $5,000,000 at any time.”

3.3.         The following amendments set forth in this Section 3.3 are made as temporary amendments to the Credit Agreement solely until the Waiver Termination Date. On the earlier of the Waiver Termination Date or the occurrence of any Event of Default (other than the Specified Events of Default), the following amendments shall automatically terminate and the respective covenant levels so amended shall revert to the levels in effect under the Credit Agreement prior to such amendments as though such amendments had never been in effect:

(a)          Section 6.08(a) of the Credit Agreement is amended by resetting the Leverage Ratio covenant level for the Test Period of four fiscal quarters ending March 31, 2007 to 5.40 to 1.0.

(b)          Section 6.08(b) of the Credit Agreement is amended by resetting the Interest Coverage Ratio covenant level for the Test Period of four fiscal quarters ending March 31, 2007 to 1.25 to 1.0.

4.            Borrowing Base Covenant. Beginning with the week commencing February 12, 2007, and until otherwise agreed by the Administrative Agent, Borrowers shall deliver a Borrowing Base Certificate to the Collateral Agent and Administrative Agent within 3 Business Days after the end of each week as of the last day of such week. Each such weekly Borrowing Base Certificate shall contain updated information as to Eligible Accounts as of the last day of such week and each such weekly Borrowing Base Certificate that is delivered with respect to the last week of a month shall contain updated information as to Eligible Inventory in form reasonably acceptable to the Administrative Agent. Failure to deliver any such Borrowing Base Certificate within the time period provided herein shall result in an immediate Event of Default.

5.            Conditions Precedent to Effectiveness. The effectiveness of this Waiver and Amendment is subject to the satisfaction of each of the following conditions precedent in a manner acceptable to Administrative Agent:

5.1.         Administrative Agent’s receipt of counterparts of this Waiver and Amendment, duly executed by Borrowers, each of the other Loan Parties, the Administrative Agent and Required Lenders.

5.2.         Borrowers shall have paid to the Administrative Agent a nonrefundable fee for the ratable account of those Revolving Lenders who consent to this Waiver and Amendment, evidenced by their timely delivery to the Administrative Agent of an executed counterpart signature page hereto, in an amount equal to 7.5 basis points (i.e., 0.075%) of the aggregate Commitments of such consenting Revolving Lenders.

5.3.         The required lenders under the Term Loan Agreement shall have waived the events of defaults arising under the Term Loan Agreement as a result of the Specified Events of Default.

5.4.         After giving effect to this Waiver and Amendment, no Default or Event of Default shall have occurred and be continuing.

5.5.         Borrowers shall have delivered to the Administrative Agent a completed Perfection Certificate Supplement, dated as of the date hereof.

6.	Reference to and Effect Upon the Credit Agreement and other Loan Documents.

6.1.        The Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by Borrowers and each other Loan Party. Without limiting the foregoing, the Liens granted pursuant to the Security Documents shall continue in full force and effect and the guaranties of each of the Guarantors shall continue in full force and effect.

6.2.        The effect of this Waiver and Amendment shall be limited precisely as written and, except as expressly set forth herein, shall not be deemed to be a consent to any waiver of any term or condition or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document.

6.3.         Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as modified hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as modified hereby.

7.            Counterparts. This Waiver and Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver and Amendment by telecopier or email transmission shall be as effective as delivery of a manually executed counterpart signature page to this Waiver and Amendment.

8.            Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrowers shall pay the fees, costs and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Waiver and Amendment (including, without limitation, reasonable attorneys’ fees).

9.            Governing Law. This Waiver and Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

10.          Headings. Section headings in this Waiver and Amendment are included herein for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

BORROWERS: D 56, INC. LENOX RETAIL, INC. LENOX, INCORPORATED

By:	/s/ Timothy J. Schugel
Name:	Timothy J. Schugel
Title:	Chief Operating and Financial Officer

GUARANTORS: LENOX GROUP INC. (formerly Department 56, Inc.) LENOX SALES, INC. FL 56 INTERMEDIATE CORP.

By:	/s/ Timothy J. Schugel
Name:	Timothy J. Schugel
Title:	Chief Operating and Financial Officer

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

UBS LOAN FINANCE LLC, as a Revolving Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)

JPMORGAN CHASE BANK, N.A., as a Revolving Lender

By:	/s/ Michael A. Hintz
Name:	Michael A. Hintz
Title:	Vice President

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)

BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Edmundo Kahn
Name:	Edmundo Kahn
Title:	Vice President

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)

WELLS FARGO FOOTHILL, LLC, as a Revolving Lender

By:	/s/ Patrick McCormack
Name:	Patrick McCormack
Title:	Vice President

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Revolving Lender

By:	/s/ Phillip J. Salter
Name:	Phillip J. Salter
Title:	Vice President

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)

U.S. BANK NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Christopher J. Schaaf
Name:	Christopher J. Schaaf
Title:	Vice President

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)

RZB FINANCE LLC, as a Revolving Lender

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

By:	/s/ Dan Dobrjanskyj
Name:	Dan Dobrjanskyj
Title:	Vice President

LENOX/D 56 WAIVER AND FOURTH AMENDMENT (REVOLVING CREDIT AGREEMENT)